Exhibit 99.1

For more information contact:
Russ Knittel Synaptics Incorporated 408-454-5140 russk@synaptics.com	Jennifer Jarman The Blueshirt Group 415-217-7722 jennifer@blueshirtgroup.com
Synaptics Reports Record Fiscal 2005 Results
Santa Clara, CA – July 28, 2005 – Synaptics (Nasdaq: SYNA), a leader in interface solutions for mobile computing, communications, and entertainment devices, today reported financial results for the fourth quarter and fiscal year ended June 30, 2005.
Net revenue for the fourth quarter of fiscal 2005 was $56.8 million, an increase of approximately 62% over the $35.1 million of net revenue for the fourth quarter of fiscal 2004. Net income for the fourth quarter of fiscal 2005 was $12.2 million, or $0.41 per diluted share, an increase of approximately 227% compared with net income of $3.7 million, or $0.13 per diluted share, for the fourth quarter of fiscal 2004. Fourth quarter 2005 net income includes the receipt of a one-time payment related to patent licensing.
Net revenue for fiscal year 2005 was $208.1 million, an increase of 56% compared with net revenue of $133.3 million for fiscal year 2004. Net income for fiscal 2005 was $38.0 million, or $1.30 per diluted share. This compares with net income of $13.0 million, or $0.48 per diluted share, for fiscal year 2004.
“Our fourth quarter performance caps off a phenomenal year for Synaptics,” stated Francis Lee, President and Chief Executive Officer of Synaptics. “During fiscal 2005, we made solid progress in expanding our revenue base and penetrating additional key markets. This includes our recent entry into the cell phone market as we commenced shipment of our first interface solution during the fourth quarter. This milestone supports our long-term growth strategy of market diversification, and we will continue to selectively invest to take advantage of rapidly evolving market opportunities for our solutions. The fast-paced markets we serve pose various challenges, but we enter the new fiscal year with solid operating fundamentals and a strong balance sheet.”
Russ Knittel, Synaptics’ Chief Financial Officer, added, “Based on our current visibility, we anticipate that revenue in the first fiscal quarter will be down 9% to 10% compared to the June quarter. This anticipates seasonal growth in the notebook market with demand weighted towards low-end consumer models and lower visibility in the hard disk drive MP3 player market.”
Earnings Call Information
The Synaptics fourth quarter teleconference and webcast is scheduled to begin at 2:00 p.m., Pacific Time, on Thursday, July 28, 2005, during which the company will provide forward-looking information. To participate on the live call, analysts and investors should dial 800-218-0204 at least ten minutes prior to the call. Synaptics will also offer a live and archived webcast of the conference call, accessible from the “Investor Relations” section of the company’s Web site at http://www.synaptics.com/.

About Synaptics Incorporated
Synaptics is a leading developer of interface solutions for the mobile computing, communications and entertainment industries. The company creates interface solutions for a variety of devices including notebook PCs, PC peripherals, digital music players, and mobile phones. The TouchPad™, Synaptics’ flagship product, is integrated into more than 50 percent of today’s notebook computers. Consumer electronics and computing manufacturers use Synaptics’ solutions to enrich the interaction between humans and intelligent devices through improved usability, functionality and industrial design. The company is headquartered in Santa Clara, California. www.synaptics.com.
Forward-Looking Statements
This press release contains “forward-looking” statements about Synaptics, as that term is defined under the federal securities laws. Synaptics intends such forward-looking statements to be subject to the safe harbor created by those laws. Such forward-looking statements include, but are not limited to, statements regarding Synaptics’ anticipated revenue, its beliefs regarding the markets it serves, its view of its operating fundamentals, its assessment of market conditions, and its competitive position in the notebook computer and portable music player markets. Synaptics cautions that these statements are qualified by important factors that could cause actual results to differ materially from those reflected by the forward-looking statements contained herein. Such factors include, but are not limited to, (a) demand for Synaptics’ products in the PC and portable digital entertainment markets, (b) market demand for OEMs’ products using Synaptics’ solutions, (c) the failure of Synaptics’ products and OEMs’ products to deliver commercially acceptable performance, and (d) other risks as identified from time to time in Synaptics’ SEC reports, including Quarterly Reports on Form 10-Q and current reports on Form 8-K as well as the Annual Report on Form 10-K for the fiscal year ended June 30, 2004. All forward-looking statements are based on information available to Synaptics on the date hereof, and Synaptics assumes no obligation to update such statements.
(Tables to Follow)

SYNAPTICS INCORPORATED
CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)
(Unaudited)

	June 30,	June 30,
	2005	2004
Assets
Current assets:
Cash and cash equivalents	$72,232	$59,489
Short term investments	156,689	36,810

Total cash, cash equivalents, and short-term investments	228,921	96,299
Receivables, net of allowances of $165 and $130 at June 30, 2005, and June 30, 2004, respectively	34,388	21,875
Inventories	7,731	6,525
Prepaid expenses and other current assets	2,448	3,083

Total current assets	273,488	127,782
Property and equipment, net	14,615	1,829
Goodwill	1,927	1,927
Other assets	21,175	1,115

Total assets	$311,205	$132,653

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$12,390	$9,220
Accrued compensation	5,638	4,594
Income taxes payable	14,867	4,018
Other accrued liabilities	5,353	3,326

Total current liabilities	38,248	21,158
Note payable to a related party	1,500	1,500
Convertible senior subordinated notes	125,000	—
Other liabilities	1,797	855
Commitments and contingencies
Stockholders’ equity:
Preferred stock; $.001 par value; 10,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock; $.001 par value; 60,000,000 shares authorized; 26,419,447 and 24,987,398 shares issued, respectively; and 25,280,447 and 24,987,398 shares outstanding, respectively	25	25
Additional paid in capital	106,686	88,334
Treasury stock; 1,139,000 and 0 shares, respectively, at cost	(21,179)	—
Deferred stock compensation	(303)	(634)
Retained earnings	59,560	21,575
Accumulated other comprehensive loss	(129)	(160)

Total stockholders’ equity	144,660	109,140

Total liabilities and stockholders’ equity	$311,205	$132,653

SYNAPTICS INCORPORATED
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	June 30,		June 30,
	2005	2004	2005	2004
Net revenue	$56,837	$35,147	$208,139	$133,276
Cost of revenue	30,555	19,958	112,090	77,244

Gross margin	26,282	15,189	96,049	56,032
Operating expenses
Research and development	6,543	5,580	24,991	21,419
Selling, general, and administrative	5,332	3,752	18,423	13,571
Amortization of deferred stock compensation	70	120	328	517
Restructuring	—	—	—	432
Other operating expense (income)	(3,800)	—	(3,800)	—

Total operating expenses	8,145	9,452	39,942	35,939

Operating income	18,137	5,737	56,107	20,093
Interest income	1,587	266	3,370	967
Interest expense	(485)	(33)	(1,145)	(134)

Income before income taxes	19,239	5,970	58,332	20,926
Provision for income taxes	7,083	2,251	20,347	7,934

Net income	$12,156	$3,719	$37,985	$12,992

Net income per share:
Basic	$0.47	$0.15	$1.48	$0.53

Diluted	$0.41	$0.13	$1.30	$0.48

Shares used in computing net income per share:
Basic	25,717	24,871	25,736	24,418

Diluted	30,316	27,579	29,761	27,108

Computation of basic and diluted net income per share: (in thousands except per share data)

	Three Months Ended		Twelve Months Ended
	June 30,		June 30,
	2005	2004	2005	2004
Numerator:
Basic net income per share	$12,156	$3,719	$37,985	$12,992
Interest expense and amortization of debt issuance costs on convertible notes (net of tax)	266	—	602	—

Diluted net income per share	$12,422	$3,719	$38,587	$12,992

Denominator:
Shares, basic	25,717	24,871	25,736	24,418
Effect of dilutive stock options	2,125	2,708	2,666	2,690
Effect of convertible notes	2,474	—	1,359	—

Shares, diluted	30,316	27,579	29,761	27,108

Net income per share:
Basic	$0.47	$0.15	$1.48	$0.53

Diluted	$0.41	$0.13	$1.30	$0.48